UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            February 21, 2014

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Reference is made to the Distribution Integrated Services, Inc. v. Kable Distribution Services, Inc.; Island Periodicals Puerto Rico, LLC lawsuit, which is described in (i) Item 3 of Part I of AMREP Corporation’s Form 10-K for the year ended April 30, 2013, which was filed with the Securities and Exchange Commission on July 16, 2013, and (ii) Item 1 of Part II of AMREP Corporation’s Form 10-Q for the quarter ended October 31, 2013, which was filed with the Securities and Exchange Commission on December 16, 2013.

On February 21, 2014, Kable Distribution Services, Inc. (“Kable”) entered into an agreement with Distribution Integrated Services, Inc. (“DIS”) to settle the lawsuit, which provides for DIS to be the sub-distributor of magazines for Kable in Puerto Rico on market terms.  No payments are required to be made by Kable to DIS as part of the settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: February 27, 2014	By:	/s/ Christopher V. Vitale
Christopher V. Vitale
Vice President, General Counsel and Secretary